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                                                                     Exhibit 3.B

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             THE FINOVA GROUP INC.

                                   ARTICLE I

                                    OFFICES

          SECTION 1.1.   REGISTERED OFFICES.   The registered office of the
Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          SECTION 1.2. OTHER OFFICES. The Corporation also may have offices at such other places both within and outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

          SECTION 2.1.   PLACE OF MEETINGS.   Meetings of stockholders shall be
held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders meetings shall be held at the principal executive office of the Corporation.

          SECTION 2.2.   ANNUAL MEETING OF STOCKHOLDERS.   The annual meeting of
stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

          SECTION 2.3.   QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF.   A
majority of the stock issued and outstanding and entitled to vote with respect to a particular matter at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business with respect to such matter except as otherwise provided by law, the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation") or these Bylaws. A quorum, once
--------------------------------------
established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally
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notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

          SECTION 2.4.   VOTING.   When a quorum is present at any meeting, in
all matters other than the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Restated Certificate of Incorporation or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

          SECTION 2.5.   PROXIES.   At each meeting of the stockholders, each
stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder, or as may be permitted by law, or by his duly authorized attorney-in-fact, and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Section 7.6 hereof.

          SECTION 2.6.   SPECIAL MEETINGS.   Special meetings of the
stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Restated Certificate of Incorporation, may be called by the Chairman of the Board, the Vice Chairman, if any, the President or the Chief Executive Officer, if any, and shall be called by the President or the Secretary of the Corporation at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          SECTION 2.7.   NOTICE OF STOCKHOLDERS MEETINGS.   Whenever
stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

          SECTION 2.8.   MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST.   The
officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the

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meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          SECTION 2.9.   STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A
MEETING.   Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.9 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 2.10.   ORGANIZATION.   Meetings of stockholders shall be
presided over by the Chairman of the Board, if any, or if none or in the Chairman of the Board's absence then the Vice Chairman, if any, or if none or in the Vice Chairman's absence then the President, if any, or if none or in the President's absence then the Chief Executive Officer, if any, or if none or in the Chief Executive Officer's absence then the Chief Operating Officer, if any, or if none or in the Chief Operating Officer's absence then the Chief Administrative Officer, if any, or if none or in the Chief Administrative Officer's absence then a Vice President, or, if none of the foregoing is present, then by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

          SECTION 2.11. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may

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be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

          SECTION 2.12.   ADVANCE NOTICE.   In order to properly submit any
business to an annual meeting of stockholders (excluding the nomination of a person to stand for election as a director), a stockholder must give timely notice in writing to the Secretary of the Corporation of such stockholder's intention to present such business. To be considered timely, a stockholder's notice must be delivered, either in person or by United States certified mail, postage prepaid, and received at the principal executive office of the Corporation not less than one hundred twenty (120) days prior to the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting, or if no annual meeting was held in the previous year, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting; provided, however, that in the event
                                           --------  -------
that the date of any such annual meeting is advanced by more than thirty (30) days, notice by the stockholder to be timely must be so delivered not earlier than the thirtieth (30th) day following the day on which public announcement of the date of such meeting is first made. Each such notice to the Secretary shall set forth (a) the name and address of the stockholder, (b) a representation that the stockholder is entitled to vote at such meeting, indicating the number of shares owned of record and beneficially by such stockholder, together with a statement that such stockholder intends to appear in person or by proxy at the meeting to present such proposal or proposals, (c) a description of the proposal or proposals to be presented, including the complete text of any resolutions to be presented at the meeting and the reasons for conducting such business at the meeting, and (d) any material interest of the stockholder in the business to be submitted at the meeting. In addition, the stockholder shall promptly provide any other information reasonably requested by the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a proposal was not made in accordance with the foregoing procedure, and if he should so determine, the presiding officer shall so declare to the meeting and the defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.12, a stockholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with applicable state law and the requirements of the rules and regulations promulgated by the Securities and Exchange Commission. For the avoidance of doubt, this Section
2.12 shall not apply to the nomination by a stockholder of a person to stand for election as a director, which nomination instead shall be governed by Section
3.15 of these Bylaws.

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                                  ARTICLE III

                                   DIRECTORS

          SECTION 3.1.   NUMBER AND QUALIFICATION OF DIRECTORS.   The number of
directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors but shall consist of not more than nine and not fewer than five directors. The directors need not be stockholders, citizens of the United States or residents of Delaware. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise
                                    --------
restricted by the Restated Certificate of Incorporation or law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

          SECTION 3.2.   RESIGNATIONS AND REMOVAL.   Any director may resign at
any time upon written notice to the Corporation, and such resignation shall take effect upon receipt thereof by the President, Chief Executive Officer or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

          SECTION 3.3.   VACANCIES.   Vacancies on the Board of Directors by
reason of death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or as otherwise provided by Article XI of these Bylaws. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the entire Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

          SECTION 3.4.   POWERS.   The property and business of the Corporation
shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Restated Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

          SECTION 3.5.   PLACE OF DIRECTORS MEETINGS.   The directors may hold
their meetings, and have one or more offices and keep the books of the Corporation, within or outside of the State of Delaware.

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          SECTION 3.6.   REGULAR MEETINGS.   Regular meetings of the Board of
Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

          SECTION 3.7.   SPECIAL MEETINGS.   Special meetings of the Board of
Directors may be called by the Chairman of the Board, the Vice Chairman, if any, the President or the Chief Executive Officer, if any, by notice to each director
(a) by mail at least one hundred twenty (120) hours prior to the time of such meeting, (b) by facsimile transmission or electronic transmission at least twenty-four (24) hours prior to the time of such meeting or (c) by telephone or personally at least twelve (12) hours prior to the time of such meeting, and in each case, notice shall be deemed given in accordance with Section 9.6 of these Bylaws. Special meetings shall be called by the Chairman of the Board, Vice Chairman, if any, the President, the Chief Executive Officer, if any, or the Secretary of the Corporation in like manner and on like notice on the written request of two directors; provided, however, that if the Board of Directors
                          --------  -------
consists of only one director, then special meetings shall be called by the Chairman of the Board, Vice Chairman, if any, the President, the Chief Executive Officer, if any, or the Secretary in like manner or on like notice on the written request of the sole director.

          SECTION 3.8.   ANNUAL MEETINGS.   Following the annual meeting of
stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

          SECTION 3.9.   QUORUM.   At all meetings of the Board of Directors, a
majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Restated Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

          SECTION 3.10.   ACTION WITHOUT MEETING.   Any action required or
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

          SECTION 3.11.   TELEPHONIC MEETINGS.   Members of the Board of
Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

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          SECTION 3.12.   COMMITTEES OF DIRECTORS.   The Board of Directors may,
by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending any of these Bylaws; and, unless the resolution or the Restated Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.  Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee; provided, however, that if a committee
                                         --------
consists of two or fewer regular members, one director shall constitute a quorum for such committee and the act of one director shall be the act of that committee.

          SECTION 3.13.   COMPENSATION OF DIRECTORS.   The Board of Directors
shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          SECTION 3.14.   ORGANIZATION.   At all meetings of the Board of
Directors, the Chairman of the Board, if any, or if none or in the Chairman of the Board's absence or inability to act then the Vice Chairman, if any, or if none or in the Vice Chairman's absence or inability to act then the President, if any, if he is a member of the Board of Directors, or if none or in the President's absence or inability to act then the Chief Executive Officer, if any, if he is a member of the Board of Directors, or if none or in the Chief Executive Officer's absence or inability to act then any Vice President who is a member of the Board of Directors, if any, or if none or in such Vice President's absence or inability to act then a chairman chosen by the

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directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

          SECTION 3.15.   NOMINATION OF DIRECTORS.   Nominations for the
election of directors may be made by a committee appointed by the Board of Directors (or, in the absence of such committee, by the Board of Directors) or by any stockholder entitled to vote generally in the election of directors, or as otherwise provided by Article XI of these Bylaws. However, any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intention to make such nomination or nominations has been given to the Secretary of the Corporation, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive office of the Corporation (a) with respect to an election to be held at an annual meeting of stockholders, (i) not less than one hundred twenty (120) days prior to the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting, or (ii) if no annual meeting was held in the previous year, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting, provided, however, that in the event that the date of any such annual meeting is
--------  -------
advanced by more than thirty (30) days, notice by the stockholder to be timely must be so delivered not earlier than the thirtieth (30th) day following the day on which public announcement of the date of such meeting is first made, and (b) with respect to an election to be held at a Special Meeting of Stockholders, the close of business on the tenth (10th) day following the date on which public announcement of such meeting is first made. Each such notice to the Secretary shall set forth (1) the name and address of the stockholder and his or her nominees; (2) a representation that the stockholder is entitled to vote at such meeting, indicating the number of shares owned of record and beneficially by such stockholder, together with a statement that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each such nominee and of any other material interest of the stockholder in the nomination of each such nominee; (4) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder; and (5) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder shall promptly provide any other information reasonably requested by the Corporation, and the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.15, a stockholder who seeks to have any nomination included in the Corporation's proxy statement shall comply with the applicable state law and the requirements of the rules and regulations promulgated by the Securities and Exchange Commission.

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                                  ARTICLE IV

                                   OFFICERS

          SECTION 4.1.   OFFICERS.   The officers of this Corporation shall be
chosen by the Board of Directors and shall include a Chairman of the Board, a President, and a Secretary. The Corporation also may have at the discretion of the Board of Directors such other officers as are desired, including a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Administrative Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.3. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Restated Certificate of Incorporation or these Bylaws otherwise provide. One person may serve as more than one of such officers, except that the same person shall not serve as both President and Secretary.

          SECTION 4.2.   ELECTION OF OFFICERS.   The Board of Directors, at its
first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

          SECTION 4.3.   SUBORDINATE OFFICERS.   The Board of Directors may
appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          SECTION 4.4.   COMPENSATION OF OFFICERS.   The salaries of all
officers and agents of the Corporation shall be fixed by the Board of Directors or by such officers to whom the Board of Directors delegates such authority.

          SECTION 4.5. TERM OF OFFICE; REMOVAL, RESIGNATIONS, AND VACANCIES. The officers of the Corporation shall hold office until their successors are chosen and qualified in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation, and such resignation shall take effect upon receipt thereof by the President, Chief Executive Officer or Secretary. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

          SECTION 4.6.   CHAIRMAN OF THE BOARD.   The Board of Directors shall
designate a director to be Chairman of the Board who, subject to the control of the Board of Directors, shall have general charge of the management of the affairs of the corporation and preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

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          SECTION 4.7.   PRESIDENT.   The Board of Directors shall designate a
President who, subject to the control of the Board of Directors, shall have general supervision, direction, and control of the business and the officers of the Corporation. In the absence or incapacity of the Chairman of the Board and the Vice Chairman, if any, the President shall exercise all of the powers and duties of the Chairman of the Board of Directors and the Vice Chairman, if any. He shall have the general powers and duties of management usually vested in the office of the President of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

          SECTION 4.8.   CHIEF EXECUTIVE OFFICER.   The Board of Directors may
designate a Chief Executive Officer, who need not be the Chairman of the Board, the Vice Chairman, if any, or the President. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation other than the Chairman of the Board, the Vice Chairman, if any, or the President.

          SECTION 4.9.   CHIEF OPERATING OFFICER.   The Board of Directors may
designate an officer of the Corporation as the Chief Operating Officer. The Chief Operating Officer shall have general responsibility for the management and control of the operations of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer or which are delegated to him by the Board of Directors. Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Operating Officer shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all other officers (other than the Chairman of the Board or the Vice Chairman), employees, and agents of the Corporation.

          SECTION 4.10.   CHIEF ADMINISTRATIVE OFFICER.   The Board of Directors
may designate an officer of the Corporation as the Chief Administrative Officer. The Chief Administrative Officer shall have such powers and perform such duties as from time to time may be assigned to the Chief Administrative Officer by these Bylaws, the Board of Directors or the Chief Executive Officer.

          SECTION 4.11. VICE CHAIRMAN. The Board of Directors may designate any director to be Vice Chairman, and in the absence or disability of the Chairman of the Board, the Vice Chairman, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and shall have such other powers and perform such other duties as from time to time prescribed for him by the Board of Directors or these Bylaws.

          SECTION 4.12.   VICE PRESIDENTS.   The Board of Directors may
designate Vice Presidents. The Vice Presidents shall have such powers and perform such duties as from time to time may be assigned to the Vice Presidents by these Bylaws, the Board of Directors or the Chief Executive Officer.

          SECTION 4.13.   SECRETARY OF THE CORPORATION.   The Board of Directors
shall designate a Secretary of the Corporation who shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, these Bylaws or the Chief Executive Officer. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

          SECTION 4.14.   ASSISTANT SECRETARY.   The Board of Directors may
designate an Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary of the Corporation, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, these Bylaws or the Chief Executive Officer may from time to time prescribe.

          SECTION 4.15.   TREASURER.   The Board of Directors may designate a
Treasurer who shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

          SECTION 4.16.   ASSISTANT TREASURER.   The Board may designate an
Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, these Bylaws or the Chief Executive Officer may from time to time prescribe.

                                   ARTICLE V

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        (a) The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

        (c) To the extent that a director or officer of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper under the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders. The Corporation, acting through its Board of Directors or otherwise, shall cause such determination to be made if so requested by any person who is indemnifiable under this Article V.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

        (h) For the purposes of this Article V, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director, trustee or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section.

        (j) Unless otherwise provided when authorized or ratified, the indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators, and estate of such a person.

        (k) Any amendment or repeal of this Article V shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                  ARTICLE VI

                    INDEMNIFICATION OF EMPLOYEES AND AGENTS

          The Corporation may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as an employee or agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the maximum extent permitted by applicable law. Any amendment or repeal of this Article VI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                  ARTICLE VII

                             CERTIFICATES OF STOCK

          SECTION 7.1.   CERTIFICATES.   Every holder of stock of the
Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Vice Chairman, if any, the President, the Chief Executive Officer, if any, or a Vice President, if any, and signed by the Secretary of the Corporation, an Assistant Secretary, the Treasurer or an Assistant Treasurer, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

          So long as the restrictions set forth in Article V of the Restated Certificate of Incorporation shall not have lapsed, all share certificates representing shares of capital stock of the corporation shall bear a conspicuous legend as follows:

          "THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE V OF THE RESTATED CERTIFICATE OF

          INCORPORATION OF THE FINOVA GROUP INC. REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE."

          SECTION 7.2.   SIGNATURES ON CERTIFICATES.   Any or all of the
signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it nevertheless may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 7.3.   STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES.
If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided
                          --------
in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          SECTION 7.4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          SECTION 7.5.   TRANSFERS OF STOCK.   Subject to the restrictions on
transfer provided in the Restated Certificate of Incorporation, a transfer of shares of stock of the Corporation shall be made only on its stock transfer books, and authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. Notwithstanding the foregoing, any transfer of shares of stock of the corporation shall be subject to the transfer restrictions contained in the Restated Certificate of Incorporation.

          SECTION 7.6.   FIXED RECORD DATE.   In order that the Corporation may
determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board of Directors may fix a new record date for the
--------
adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

          SECTION 7.7.   REGISTERED STOCKHOLDERS.   The Corporation shall be
entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

          SECTION 7.8.   FRACTIONAL SHARES.   The Corporation may, but shall not
be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates representing shares of the Corporation.

                                 ARTICLE VIII

                               BOOKS AND RECORDS

          SECTION 8.1.   LOCATION.   The books and records of the Corporation
may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each, and the dates when they respectively became the owners of record thereof shall be kept by the Secretary of the Corporation as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board of Directors.

          SECTION 8.2.   ADDRESS OF STOCKHOLDERS.   Notices of meetings and all
other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

                                  ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.1.   DIVIDENDS.   Dividends upon the capital stock of the
Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation.

          SECTION 9.2.   PAYMENT OF DIVIDENDS; DIRECTORS DUTIES.   Before
payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

          SECTION 9.3.   CHECKS.   All checks or demands for money and notes of
the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

          SECTION 9.4.   FISCAL YEAR.   The fiscal year of the Corporation shall
be fixed by resolution of the Board of Directors.

          SECTION 9.5.   CORPORATE SEAL.   The corporate seal shall have
inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          SECTION 9.6.   MANNER OF GIVING NOTICE.   Whenever, under the
provisions of the statutes, the Restated Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given when the same shall be deposited in the United States mail. Notice to any director also may be given by facsimile transmission or telephone communication or electronic communication to such facsimile or telephone number or e-mail address, as the case may be, designated by each such director for receiving notices, provided, however, that (a) in the
                                             --------
case of facsimile transmission, notice shall be deemed to be given when received, (b) in the case of telephone communication, notice shall be deemed to be given when (and only if) such notice was actually communicated to the recipient by the notifying party, and (c) in the case of electronic communication, notice shall be deemed to be given upon confirmation of receipt by the recipient. Personal notice shall be deemed given when actually given.

          SECTION 9.7.   WAIVER OF NOTICE.   Whenever any notice is required to
be given under the provisions of the statutes, the Restated Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

          SECTION 9.8.   ANNUAL STATEMENT.   The Board of Directors shall
present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

          SECTION 9.9.   BANK ACCOUNTS AND DRAFTS.   In addition to such bank
accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer or other person so designated by the Treasurer.

          SECTION 9.10.   CONTRACTS.   The Board of Directors may authorize any
person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts, and other obligations or instruments, and such authority may be general or confined to specific instances.

          SECTION 9.11.   PROXIES; POWERS OF ATTORNEY; OTHER INSTRUMENTS.   The
Chairman of the Board, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman of the Board, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

          SECTION 9.12.   FINANCIAL REPORTS.   The Board of Directors may
appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

          SECTION 9.13.   CONTROL SHARE ACQUISITION.   The Corporation elects
not to be subject to Title 10, Chapter 23, Article 2 of the Arizona Revised Statutes, relating to "Control Share Acquisitions."

                                   ARTICLE X

                                  AMENDMENTS

          These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the stockholders, or by the Board of Directors, at any regular meeting of the stockholders, or of the Board of Directors, or at any special meeting of the stockholders, or of the Board of Directors, if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. The power to adopt, amend or repeal Bylaws conferred upon the Board of Directors by the Restated Certificate of Incorporation shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

                                  ARTICLE XI

                           NOTEHOLDER REPRESENTATION

          SECTION 11.1.   GENERAL PROVISIONS.   For so long as the Corporation
has outstanding 7.5% Senior Secured Notes Maturing 2009 with Contingent Interest due 2016 (the "Notes") in a principal amount of not less than $500,000,000
               -----
(excluding any Notes owned by any Affiliate (as such term is defined in the indenture pursuant to which the Notes are issued) of the Corporation (the "Unaffiliated Noteholders")), the provisions in this Article XI shall remain in
-------------------------
effect and shall not be amended without the approval of the Noteholder Director (as defined below). At such time as the outstanding principal amount of Notes held by the Unaffiliated Noteholders is less than $500,000,000, the provisions of this Article XI shall automatically become null and void without any further action on the part of the Noteholder Director or the Board of Directors.

          SECTION 11.2.   NOTEHOLDER DIRECTOR.   Pursuant to the Third Amended
and Restated Joint Plan of Reorganization of the Corporation and certain of its subsidiaries under chapter 11 of the United States Bankruptcy Code, as amended (the "Plan"), the creditors of the Corporation have designated one director to
      ----
the Corporation's initial Board of Directors as it is comprised upon the Effective Date (such person, and any other director designated for nomination in accordance herewith to replace any Noteholder Director by the Unaffiliated Noteholders, being the "Noteholder Director", it being understood that there
                        -------------------
shall be only one Noteholder Director at any given time). Unless the Board of Directors believes that there exist grounds for removal for cause with respect to the Noteholder Director, the nominating committee of the Board of Directors, or if there be none, the Board of Directors, shall nominate such Noteholder Director for election as a director of the Corporation at each subsequent election of directors for so long as this Article XI is in effect unless, not less than one hundred twenty (120) days prior to the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting (the "First Anniversary"), or, with respect to the first annual meeting
      -----------------
following the Effective Date or any other year in which no annual meeting was held, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting, the Board of Directors receives (a) a certificate signed by the indenture trustee for the Notes (the

"Indenture Trustee") stating that Unaffiliated Noteholders owning not less than
------------------
a majority in principal amount of the then outstanding Notes owned by

Unaffiliated Noteholders have determined to designate a new person for nomination as the Noteholder Director and identifying such new person and (b) a writing from such new person stating that such new person agrees to serve as the Noteholder Director and providing the Corporation with such information concerning such person as would be required to be included in a proxy statement for the election of directors. Following receipt thereof, the Board of Directors shall nominate such designee for election to the Board of Directors as the Noteholder Director at the upcoming election unless the Board of Directors determines that such designee is not eligible to serve as a director of a public company. In such event, the Board of Directors shall notify the Indenture Trustee of its determination and the Unaffiliated Noteholders shall have the right to designate another Noteholder Director by complying with the terms of this Section 11.2. Notice with respect to any second designee shall be delivered to the Board of Directors not less than ninety (90) days prior to the First Anniversary or such reasonable time as the Board of Directors shall determine prior to the applicable annual meeting.

          SECTION 11.3.   REPLACEMENT OF NOTEHOLDER DIRECTOR.   If the
Noteholder Director then in office resigns or dies, or is removed by the stockholders of the Corporation in accordance with the terms of these Bylaws, the Unaffiliated Noteholders shall have the right to notify the Board of Directors of their intention to designate a new Noteholder Director to fill the vacancy created by such resignation, death or removal by providing the Board of Directors with a certificate signed by the Indenture Trustee and a writing signed by the new designee, in each case containing the same information required under Section 11.2 above. Following receipt thereof, the Board of Directors shall elect such designee to fill the vacancy created by the death, resignation or removal unless the Board of Directors believes that such designee is not eligible to serve as a director of a public company. In such event, the Board of Directors shall notify the Indenture Trustee of its determination and the Unaffiliated Noteholders shall have the right to designate another Noteholder Director by complying with the terms of this Section 11.3.

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